Exhibit 99.3



                           CONSENT OF DIRECTOR NOMINEE

         The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-11 of Berkeley Income Trust, Inc. as a person who is a Director Nominee of Berkeley Income Trust, Inc.

         Date: April 21, 2005                   /s/ Robert L. Lorber
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                                                Robert L. Lorber